Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Captiva Software Corporation (formerly known as ActionPoint, Inc.) of our report dated April 8, 2002 relating to the financial statements of Captiva Software Corporation for the three years ended December 31, 2001, which appears in ActionPoint, Inc.'s Registration Statement on Form S-4 (No. 333-87106) dated June 24, 2002.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Diego, California

August 15, 2002